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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  STRANEX, INC.

                                      FIRST

                  The name of the Corporation is Stranex, Inc.

                                     SECOND

                  The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

                                      THIRD

                  The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the Delaware General Corporation Law or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                     FOURTH

                  The total number of shares of stock which the Corporation shall have the authority to issue is One Thousand Five Hundred (1,500) shares of Common Stock, $.01 par value per share.

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                                      FIFTH

                  The name and mailing address of the sole incorporator of the Corporation is as follows:

                  NAME                           MAILING ADDRESS

                  Christine M. Dziak             24300 Chagrin Boulevard
                                                 Cleveland, Ohio  44122

                                      SIXTH

                  The board of directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                                     SEVENTH

                  Section 203 of the Delaware General Corporation Law shall not apply to any business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law, as amended from time to time, or in any successor thereto, however denominated) in which the Corporation shall engage.

                                     EIGHTH

                  The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

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                  THE UNDERSIGNED, being the sole incorporator hereinbefore
named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 27th day of October, 2003.

                                               /s/Christine M. Dziak
                                               -----------------------
                                               Christine M. Dziak

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  STRANEX, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Stranex, Inc.

         2. The Corporation has not received any payment for any of its stock.

         3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

                                     FOURTH

                  The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock, $.0001 par value per share and Twenty Million (20,000,000) shares of Preferred Stock, $.0001 par value per share.

         4. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

         The undersigned, being the sole incorporator of the Corporation, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 29th day of December, 2003.

                                            /s/Christine M. Dziak
                                            -------------------------
                                            Christine M. Dziak
                                            Sole Incorporator